UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
March 14, 2008
Date of Report (Date of earliest event reported)
Respironics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-16723	25-1304989

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 Murry Ridge Lane, Murrysville, Pennsylvania	15668-8525

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	724-387-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On March 14, 2008, Moonlight Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and wholly owned subsidiary of Philips Holding USA Inc., a Delaware corporation (“Parent”), merged (the “Merger”) with and into Respironics, Inc., a Delaware corporation (“Respironics”), pursuant to the Agreement and Plan of Merger, dated as of December 20, 2007, as amended (the “Merger Agreement”), by and among Parent, Merger Sub and Respironics, with Respironics (the “Surviving Corporation”) surviving the Merger as a wholly owned subsidiary of Parent. As a result of the Merger, all outstanding shares of common stock of Respironics, par value $0.01 per share, including the associated common stock acquisition rights (such rights, together with such shares of Respironics’ common stock, the “Shares”), issued pursuant to the Rights Agreement, dated as of June 28, 1996, as amended, between Respironics and Mellon Investor Services LLC, were converted into the right to receive $66.00 net to the Seller in cash per Share, without interest, other than (i) the Shares owned by Parent or Merger Sub or held by Respironics immediately prior to the effective time of the Merger (in each case, other than any Shares held on behalf of third parties) (the “Cancelled Shares”) and (ii) Shares that are issued and outstanding immediately prior to the effective time of the Merger (other than Cancelled Shares) and held by holders of such Shares who have not voted in favor of the adoption of the Merger Agreement or consented thereto in writing and who have properly exercised appraisal rights with respect thereto in accordance with, and who have complied with, Delaware law.
     Following the Merger, on March 17, 2008, at Respironics’ request, NASDAQ filed with the Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on Form 25 in order to effect the delisting of the Shares from NASDAQ. Additionally, Respironics intends to file with the SEC a Certification on Form 15 under the Exchange Act requesting that the Shares be deregistered and that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 14, 2008, Parent effected the Merger by way of a short-form merger under Delaware law and became the sole stockholder of Respironics. Pursuant to the Merger Agreement, the directors of Merger Sub as of the effective time of the Merger, Pamela L. Dunlap and Joseph E. Innamorati, became the sole directors of Respironics upon the effective time of the Merger.
     The foregoing description of the Merger Agreement, as amended, is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Form 8-K filed by Respironics on December 27, 2007.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Pursuant to the Merger Agreement, effective upon the effective time of the Merger, Respironics’ certificate of incorporation was amended to read in its entirety as the Certificate of Incorporation of Merger Sub read immediately prior to the effective time of the Merger, except that the name of the Surviving Corporation is “Respironics, Inc.” and the provision in the certificate of incorporation of Merger Sub naming its incorporator was omitted.
     Pursuant to the Merger Agreement, effective upon the effective time of the Merger, Respironics’ bylaws were amended so as to read in their entirety as the bylaws of Merger Sub as in effect immediately prior to the effective time of the Merger, except that references to Merger Sub’s name were replaced by references to “Respironics, Inc.”
     A copy of the amended and restated certificate of incorporation and bylaws of Respironics, Inc. are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.
Item 8.01 Other Events.
     On March 14, 2008, Koninklijke Philips Electronics N.V. (“Royal Philips”) issued a press release announcing the results of the Offer and the previously announced subsequent offering period, which expired at 5:00 p.m. (New York City time) on March 13, 2008. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.
     On March 17, 2008, Royal Philips and Respironics issued a joint press release announcing the completion of the merger between Respironics and Merger Sub. A copy of the joint press release is attached as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

3.1	Second Amended and Restated Certificate of Incorporation of Respironics, Inc.

3.2	Amended and Restated Bylaws of Respironics, Inc.

99.1	Press Release issued by Royal Philips, dated March 14, 2008 (incorporated by reference to Exhibit (a)(2)(I) to the Schedule TO-T/A filed by Merger Sub on March 14, 2008).

99.2	Joint Press Release issued by Royal Philips and Respironics, dated March 17, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Respironics, Inc.
(Registrant)

Dated: March 17, 2008	By:	/s/ Steven P. Fulton

Name: Steven P. Fulton
Title: Vice President and General Counsel